                                                                   Exhibit 10(j)

                               FOURTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

         This Fourth Amendment to Loan and Security Agreement (this "Amendment"), dated as of August 10, 1999, is entered into by and among AFP IMAGING CORPORATION, a New York corporation, successor by merger to AFP Technologies Corporation, formerly known as Kenro Corporation, a New Jersey corporation ("AFP"), LOGETRONICS CORPORATION. a New York corporation "LogE"), VISIPLEX INSTRUMENTS CORPORATION, a New York corporation formerly known as Xenon Industries, Inc. ("Visiplex") and REGAM MEDICAL SYSTEMS INTERNATIONAL AB, a Swedish corporation ("Regam") (AFP, LogE, Visiplex and Regam are thereinafter jointly and severally, referred to as "Original Borrowers"), DENT-X INTERNATIONAL, INC., a New York corporation ("DXI") and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender") formerly known as Greyhound Financial Corporation, successor-by-merger to Greyhound Financial Capital Corporation, an Oregon corporation.

                              W I T N E S S E T H:

         WHEREAS, Original Borrowers, and Lender are parties to that certain Loan and Security Agreement dated as of November 22, 1993, as the same was amended by (i) that certain First Amendment to Loan and Security Agreement dated as of December 7, 1993 (ii) that certain Second Amendment to Loan and Security Agreement dated as of July 14, 1995 and (iii) that certain Third Amendment to Loan and Security Agreement dated as of July 14, 1997 (as so amended, the "Original Loan Agreement") setting forth the terms and conditions under which Lender would make loans and other advances to Borrower; and

         WHEREAS, DXl is a wholly owned subsidiary of AFP;

         WHEREAS, on December 23, 1997 DXI acquired certain specified assets of ProDen SYSTEMS, INC., a Washington corporation ("ProDen"), pursuant to the terms of a certain Asset Purchase Agreement, dated as of December 23, 1997, by and among AFP, DXI, ProDen and Cade Adams (the "ProDen Purchase Agreement"); and

         WHEREAS, Original Borrowers have requested that Lender make certain amendments to the Loan Agreement, which Lender is willing to do but only upon the terms and subject to the conditions therein set forth:

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are thereby acknowledged, the parties agree as follows:

         1. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used therein shall have the same meaning as set forth in the Loan Agreement.

         2. Amendments. On the Effective Date of this Amendment the Original Loan Agreement is thereby amended as follows:

            (a) Paragraph 1(A) is thereby amended by adding or substituting, as the case may be, the following definitions:

                "'ACG' shall refer to ACG Nystromgruppen AB, a Swedish
            corporation

                "'this Agreement' shall mean and collectively refer to the Loan and Security Agreement dated as of November 22, 1993, as amended by the First Amendment, the Second Amendment, the Third Amendment, and this Amendment, and as the same may thereafter be amended, restated, renewed, extended or modified from time to time."

                "'Borrower' means, individually and collectively, jointly and severally, each of AFP, LogE, Visiplex Regam and DXI."

                "'Collateral' shall have the meaning given to it in Section 7 of the Fourth Amendment."

                "'DXI Note' refers to those certain subordinated promissory notes dated December 23, 1997 in the aggregate face amount of $3,000,000 made by DXI, pursuant to the ProDen Purchase Agreement, and delivered to ProDen and Cade Adams, as amended by that certain mediation settlement evidenced by a new Promissory Note dated August 10, 1999, which results in the aggregate face amount of the DXI Note being $850,000, with interest at 7.75% per annum, and provides for interest only payments beginning January l, 2000 through December 31, 2001 and principal payments beginning January 1, 2002 based on a 36-month amortization."

                "'Excess Cash Flow' means Operating Cash Flow/Permitted less
            Total Contractual Debt Service."

                "'Operating Cash Flow/Permitted' means, for any period,
            Borrower's net income or loss (excluding the effect of any extraordinary gains or losses), determined in accordance with GAAP, ~ each of the following items, to the extent deducted from the revenue of Borrower in the calculation of net income or loss: (i) depreciation; (ii) amortization and other non-cash charges; (iii) interest expense paid or accrued; (iv)total federal and state income tax expense determined as the accrued liability of Borrower in respect of such period, regardless of what portion of such expense has actually been paid by Borrower during such period; and (v) management fees and other fees paid to Subordinating Creditors, to the extent permitted thereunder, and after deduction for each of (a) federal and state income taxes, to the extent actually paid during such period; (b) any non-cash income (but only to the extent such non-cash income was included in the revenues of Borrower in the calculation of net income or loss); and (c) all permitted Capital Expenditures (without regard to any waiver given by Lender with respect to any limitation on such Capital Expenditures) actually made during such period and not financed."

                "'Subordinating Creditor' shall mean and collectively refer to
            ProDen, ACG and the holder of the DXI Note."

            "'Subsidiary' means any of LogE, Visiplex, Regam or DXI."

                (b) Notwithstanding anything to the contrary contained in the Loan Agreement, "Eligible Receivables" shall exclude Receivables of DXI unless and until Lender shall have satisfied itself in its sole determination that Lender has a first priority perfected security interest in such Receivables of DXI

                (c) Notwithstanding anything to the contrary contained in the Loan Agreement, "Eligible Inventory" shall exclude Inventory of DXI unless and until Lender shall have satisfied itself in its sole determination that Lender has a first priority perfected security interest in such Inventory.

                (d) Paragraph 3(G) is thereby amended in its entirety to read as follows:

                    "(G) Examination Fees. Borrower agrees to pay to Lender an examination fee in the amount of Five Hundred and No/100 Dollars ($500.00) per day per auditor in connection with each audit or examination of Borrower performed by Lender and, from and after the Effective Date of the Fourth Amendment, all costs and expenses incurred by Lender in connection therewith (the "Examination Fee").

                (e) Paragraph 9 is thereby amended by adding the following:

                    "(g) Excess Cash Flow Prepayments. Within sixty (60) days
                following receipt by Lender of Borrower's annual audited financial statements, commencing with such financial statements for Borrower's fiscal year ending June 30, 1999, Lender may deliver a notice to Borrower requiring Borrower to prepay the Term Loans in an amount up to Fifty Percent (50%) of Borrower's Excess Cash Flow for such year. Any prepayments required under this section are strictly at the sole option of Lender, and are payable within thirty (30) days following the date of demand by Lender. All amounts paid pursuant to this section shall be applied to the Obligations in such order as Lender may elect. No Termination Fee or other form of prepayment premium shall be applied to any payment made under this Paragraph."

                (f) The following new Section 13(A)(vi) is thereby added to read as follows:

                    "(vi) DXI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is qualified and authorized to do business and is in good standing in all jurisdictions in which such qualification and good standing are necessary in order for it to conduct its business and own its property (other than to the extent that such failure to qualify would not have a material adverse effect on the business or financial condition of DXI), and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder;"

                (g) The following is added as a new Section 13(B)(v):

                    "(v) DXI has not, since its formation, been known by or used any other corporate or fictitious name, including, but not limited to names which were used by ProDen;"

                (h) The following is added at the end of Section 13(P):

                    "In addition to the locations specified on Exhibit A, it is acknowledged that DXI, until July 30, 1999, will have offices at 13915 NW Third Court, Vancouver, Washington (the "Vancouver Location"). The Borrower represents and warrants that the Vancouver Location is used only until June 30, 1999 for office purposes and no Inventory is (or shall be) stored or located at the Vancouver Location."

                (i) Section l5(K) is deleted is in its entirety and replaced with the

                    "(K) Indebtedness. Create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases) in excess of $450,000 during any fiscal year, determined on a consolidated basis, other than (i) the Obligations, (ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, (iii) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (other than Indebtedness paid on the date of this Agreement from proceeds of the initial advances thereunder), (iv) the Indebtedness owed to ACG evidenced by that certain US $1,000,000 promissory note of AFP dated April 17, 1997 (the "ACG Note"), and
               (v) the Indebtedness evidenced by the DXI Note."

                (j) Section l5(L) is deleted in its entirety and replaced with the following

                    "(L) Affiliate Transactions.

                    (i) sell, transfer, distribute or pay any money or property to any Affiliate other than Regam, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate other than Regam, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate; provided, however, that if (A) no Event of Default exists and (B) no act or e\vent has occurred which, with the passing of time or the giving of notice, or both, would constitute an Event of Default, then Borrower may engage in transactions with any Affiliate other than Regam in the normal course of business, in amounts and upon terms which are fully disclosed to Lender and which are no less favorable to Borrower than would be obtainable in a comparable arm's length transaction with a Person who is not an
                Affiliate:

                    (ii) sell, transfer, distribute or pay any money or property to Regam, or invest in (by capital contribution- or otherwise) or purchase or repurchase any stock or Indebtedness or property of Regam, in excess of $50,000 each Fiscal Year, except on the following terms and subject to the following conditions: (A) both before and after having given effect to such sale, transfer, distribution, payment or purchase, no Event of Default exists and no act or event has occurred which, with the passing of time or the giving of notice, or both, would constitute an Event of Default and (B) Lender shall have given its prior written approval for such sale, transfer, distribution of payment or purchase;

                    (iii) notwithstanding the provisions of Section l5(L)(i) or
                Section 1 5(L)(ii), Borrower may pay compensation permitted by Paragraph l5(J) to employees who are Affiliates, and may make loans or other advances permitted by Paragraph l5(B) to executives who are Affiliates. The Borrower may not make any payment to any Subordinated Creditor (including, but not limiting the generality of the foregoing, any payments on either the DXI Note, or any indebtedness of Regam) except as permitted by Section l5(N)."

                (k) Paragraph 15 of the Original Loan Agreement is amended by adding the following as subparagraph (N):

                    Notwithstanding anything to the contrary contained in the
                Loan Agreement, until all of the Obligations have been fully repaid to Lender, Borrower shall not make any direct or indirect payment or prepayment in cash, property or securities, by set-off or otherwise, with respect to the DXI Note or any indebtedness of Regam without the prior consent of Lender which consent shall not be withheld provided (a) that the Borrower, at least fifteen (15) days prior to the proposed payment, delivers to Lender a signed certification (which will be relied upon by Lender) in a form acceptable to Lender, certifying to the benefit of Lender that (i) no Event of Default has occurred or is continuing under the Loan Agreement, and no Event of Default would result from the making of such payment, and (ii) according to the monthly financial statements submitted to Lender by Borrower, Borrower will have a Total Debt Service Coverage Ratio of no less than 1.1 to 1.0 and will be in compliance after giving effect to the payment with all other financial covenants set forth in the Loan Agreement, (b) the Lender verifying the accuracy of the foregoing certification of Borrower, and (c) Borrower shall have at least $500,000 in excess borrowing availability under the Total Facility after giving effect to any reserves required by Lender."

                (l) The provisions of Section 2(k) of the Third Amendment are amended and restated in their entirety as follows:

                    Notwithstanding anything to the contrary contained in the
                Loan Agreement, as long as (i) Borrower shall maintain excess borrowing availability of at least Five Hundred Thousand Dollars ($500,000), after giving effect to any requested but unfunded advance and payment in full of Borrower's suppliers to within sixty (60) days of such suppliers' respective written or agreed-upon terms, and (ii) there shall not then exist an Event of Default or any act or event which with notice, passage of time, or both would constitute an Event of Default, Borrower shall report to Lender Collateral information on a monthly basis (in the form of a Borrowing Base Certificate to be prescribed by Lender).

                (m) The provisions of Section 2(N) of the Third Amendment
            provided within sixty (60) days after the Third Amendment Effective Date, Borrower shall cause to be delivered to Lender a Subordination Agreement from ACG with respect to the ACG Note (the "ACG Agreement"). The Borrower represents to the Lender that it has used good faith and diligent efforts to obtain the ACG Agreement but has not been able to obtain the same. Relying on the foregoing representation, the Lender waives the requirement that the Borrower obtain the ACG Agreement. The foregoing waiver shall not be constituted as a subordination by the Lender of all or any part of the Loan to the debt owed to ACG.

         4. Waiver.

            (a) Based on the financial statements the Borrower has supplied for the calendar quarter ending March 31, 1999, the Borrower is in default of the covenants of Borrower contained in Section 14(Q) of the Original Loan Agreement. For so long as there is no other Event of Default by Borrower, the Lender agrees that the failure of the Borrower to conform, for the calendar quarter ending March 31, 1999, with the covenants contained in Section 14(Q) of the Loan Agreement shall not constitute an Event of Default.

            (b) The Lender acknowledges that the Borrower's execution of the ACG Note and DXI Note constitutes an Event of Default by Borrower of its covenants contained in Section 15(K) of the Loan Agreement. The default has been corrected, as of the Effective Date, by this Amendment. The Lender waives such default solely as it pertains to the ACG Note and DXI Note and solely for the periods prior to the Effective Date.

            (c) The Lender acknowledges that the Borrower has been in dispute with ProDen and Cade Adams regarding issues associated with the ProDen Purchase Agreement and that during the pendency of the dispute, the Borrower has not made payments under the DXI Note. The Lender waives any basis to claim that the failure of the Borrower, prior to the Effective Date, to make payments required under the DXI Note is an Event of Default or an Incipient Default.

            (d) The Borrower acknowledges that the foregoing waivers by Lender are limited to the specific periods, matters, and circumstances set forth in this Section. Nothing in this Section should be construed as a waiver by Lender of the Borrower's compliance with all other provisions of the Original

         Loan Agreement (as amended thereby in or as a waiver of the requirement that the Borrower observe all other financial covenants contained in the Original Loan Agreement and to conform with Sections 14(Q) and l5(K) of the Original Loan Agreement for all other periods other than those specifically set forth in this Section.

         5. Reserve. From and after the date of this Amendment, in addition to any other rights under the Original Loan Agreement, the Lender will thereinafter reserve $600,000 from the borrowing availability under the Total Facility.

         6. DXI Note. The Lender thereby consents to the Borrower (i) prior to the Effective Date, making a lump sum payment to ProDen of $150,000 in connection with the DXI Note and the settlement of the dispute amongst the parties; and (ii) after the Effective Date, making the payments contemplated by the DXI Note.

The Borrower agrees to use good faith efforts, after the Effective Date, to deliver to Lender a Subordination and Standstill Agreement by ProDen and Cade Adams in a form and content acceptable to Lender.

         7. Amendment Fee. In consideration of, among other things, Lender's consent to this Amendment, Borrower agrees to pay to Lender, upon Borrower's execution of this Amendment, the amount of Twenty-Five Thousand Dollars ($25,000) (the "Amendment Fee"). The Amendment Fee has been fully earned by Lender and is nonrefundable and may be disbursed by Lender from the Total Facility.

         8. Reaffirmation and Grant of Security Interest. Without in any way limiting the provisions of Section 4(A) of the Loan Agreement, and to secure the prompt payment and performance of the Obligations (other than those Obligations arising out of the Environmental Certificate), and notwithstanding which entity constituting Borrower receives a particular advance of the Total Facility, each entity constituting Borrower thereby reaffirms the grant to Lender of or grants to Lender, as the case may be, a security interest in all of such Borrower's now owned or thereafter acquired or arising Inventory, Equipment, Receivables, the Life Insurance Policies and the proceeds thereof, Trademarks, Licenses and Patents, and General Intangibles, including, without limitation, all of such Borrower's Deposit Accounts, money, any and all property now or at any time thereafter in Lender's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Lender may be granted a lien or security interest, is referred to therein, collectively, as the "Collateral"; provided, however, that, with respect solely to Collateral of Regam, such Collateral of Regam shall in all events include only property of Regain located in the United States of America as of the Third Amendment Effective Date together with such Collateral of Regam as thereafter may be located therein from time to time.

         9. Conditions Precedent. The amendments described in this Amendment and the obligations of Lender set forth in this Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender:

            (a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender:

                (i) this Amendment;

                (ii) A corporate resolution from the Board of Directors of each entity constituting Borrower (and from the Shareholders, if necessary) approving the transactions contemplated thereby and the execution and delivery of this Amendment;

                (iii) A certificate of Borrower's president and corporate
            assistant secretary attesting to the facts that (A) the corporate resolutions set forth in Section 9(a)(ii) above have not been modified or revoked and remain in full force and effect; and (B) the by-laws of such Borrower have not changed from the date of the last such certification, or attaching any amendments thereto.

                (iv) Such amendments to Lender's existing financing statements and such new financing statements in Lender's favor as Lender deems necessary; and

                (v) Such other items as Lender may require;

            (b) Lender shall have received a certificate of corporate status with respect to each Borrower, dated within ten (10) days of the date thereof, from the Secretary of State or other appropriate governmental authority of the state or country of incorporation of each Borrower, which certificate shall indicate that each Borrower is in good standing in such jurisdiction, together in each case with a certified copy of the articles of incorporation of each Borrower from such governmental authority;

            (c) After giving effect to this Amendment, there shall not then exist an Event of Default;

            (d) All the representations and warranties of the Loan Parties in the Loan Documents as amended thereby shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment;

            (e) Lender shall have reviewed and approved a current UCC and judgment search on each Borrower;

            (f) Borrower has paid to Lender the Amendment Fee or in lieu thereof the fee has been paid to Lender by an advance by Lender against the Total Facility;

            (g) Lender shall have received a recent orderly liquidation value appraisal of Borrower's Equipment calculated at the lower of cost or market value, on a first-in, first-out basis, performed by one or more appraisers acceptable to Lender; and

            (h) Borrower shall have paid all reasonable closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of this Amendment, which costs, fees and expenses may be paid to Lender by an advance by Lender against the Total Facility.

         10. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement as amended thereby or any of the other Loan Documents, with or without notice or lapse of time.

         11. Validity of Documents. Borrower thereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement as amended thereby and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement as amended thereby or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

         12. Reaffirmation of Warranties. Borrower thereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents as amended thereby with the same force and effect as if each were separately stated therein and made as of the date thereof. Borrower represents and warrants to Lender that with respect to the financing transaction therein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

         13. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement as amended thereby, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended thereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control.

         14. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.

         15. Benefit of this Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

         16. Choice of Law. The Loan Documents and this Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

         17. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

         18. Counterparts; Telecopy Execution. This Amendment may be executed in any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding affect of this Amendment.

         19. Effectiveness of Amendment. This Amendment shall not be effective until the same is executed and delivered by the parties thereto and all conditions set forth in Section 9 thereof have been satisfied. The date that all of the conditions set forth in Section 9 thereof have been satisfied is called the "Effective Date."

         20. No Waiver. Except as specifically set forth therein, this Amendment in no way acts as a waiver by Lender of any breach, default, Event of Default or condition which, with the giving of notice or passing of time or both, would constitute an Event of Default, of Borrower (whether known or unknown to Lender) or as a release or relinquishment of any of the liens, security interests, rights or remedies securing payment and performance of the Obligations or the enforcement thereof. Nothing contained in this Amendment is intended to or shall be construed as relieving any person or entity, whether a party to this Amendment or not, of any of such person's or entity's obligations to Lender.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first written above.

AFP IMAGING CORPORATION, a New York           LOGETRONICS CORPORATION, a New York
corporation, successor by merger to AFP       corporation
Technologies Corporation, formerly known
as Kenro Corporation, a New Jersey
corporation                                   By:
                                                       -----------------------------------
                                                 Name:
By:                                                    -----------------------------------
         -----------------------------------     Title:
   Name:                                               -----------------------------------
         -----------------------------------
   Title:
         -----------------------------------  REGAM MEDICAL SYSTEMS INTERNATIONAL
                                              AB, a Swedish corporation

VISIPLEX INSTRUMENTS CORPORATION, a New
York corporation formerly known as Xenon      By:
Industries, Inc.                                       -----------------------------------
                                                 Name:
By:                                                    -----------------------------------
         -----------------------------------     Title:
   Name:                                               -----------------------------------
         -----------------------------------
   Title:
         -----------------------------------  FINOVA CAPITAL CORPORATION, a
                                              Delaware corporation formerly known
                                              as Greyhound Financial Corporation,
DENT-X INTERNATIONAL, INC., a New York        successor-by-merger to Greyhound
corporation                                   Financial Capital Corporation, an
                                              Oregon corporation

By:
         -----------------------------------  By:
   Name:                                               -----------------------------------
         -----------------------------------     Name:
   Title:                                              -----------------------------------
         -----------------------------------     Title:
                                                       -----------------------------------